Principal $100,000.00	Loan Date 10-27-2014	Maturity 10-27-2017	Bank/App 01400	Loan No 000000007000161376	Account	Officer W8XV5

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “****“has been omitted due to text length limitations.

Borrower:	ONCBIOMUNE, L.L.C. 17050 MEDICAL CENTER DR BATON ROUGE,LA 70816	Lender :	REGIONS BANK 201 MILAN PARKWAY BIRMINGHAM, AL 35211

Principal Amount: $100,000.00	Date of Note: October 27, 2014

PROMISE TO PAY. ONCBIOMUNE, L.L.C. (“Borrower”) promises to pay to the order of REGIONS BANK (“Lender”), in lawful money of the United States of America the sum of One Hundred Thousand & 00/100 Dollars (U.S. $100,000.00) or such other or lesser amounts as may be reflected from time to time on Lender’s books and records as evidencing the aggregate unpaid principal balance of loan advances made to Borrower on a revolving line of credit basis as provided herein, together with simple interest assessed on a variable rate basis as provided in the “VARIABLE INTEREST RATE” paragraph, with interest being assessed on the unpaid principal balance of this Note as outstanding from time to time, commencing on October 27, 2014, and continuing until this Note is paid in full.

LINE OF CREDIT. This Note evidences a revolving line of credit “master note”. Advances under this Note, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s deposit accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those acceptable to Lender; or (E) Lender in good faith believes itself insecure with regard to repayment of this Note or any other agreement between Lender and Borrower.

PAYMENT. Borrower will pay this loan in full immediately upon Lender’s demand. If no demand is made, Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on October 27, 2017. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning November 27, 2014, with all subsequent interest payments to be due on the same day of each month after that until this Note is paid in full. Unless otherwise agreed or required by applicable law, payments will be applied to amounts due under this loan in such order as Lender may determine in Lender’s sole discretion. Lender reserves the right to apply payments to outstanding indebtedness and obligations in any order that Lender may determine in its sole discretion and Lender may change the methodology for the application of payments at any time without notice to Borrower. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate of the Lender (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.250% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 1.700 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 4.950% per annum based on a year of 360 days. Under no circumstances will the interest rate on this Note be less than 4.750% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. If Borrower prepays this Note in full, or if Lender accelerates payment, Borrower understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Lender at the time this Note is signed. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Regions Bank, P.O. Box 2224 Birmingham, AL 35246.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or S10.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 2.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Default Under Security Agreements. Should Borrower or any guarantor violate, or fail to comply fully with any of the terms and conditions of, or default under any security right, instrument, document, or agreement directly or indirectly securing repayment of this Note.

Other Defaults in Favor of Lender. Should Borrower or any guarantor of this Note default under any other loan, extension of credit, security right, instrument, document, or agreement, or obligation in favor of Lender.

Default in Favor of Third Parties. Should Borrower or any guarantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may affect any property or other collateral directly or indirectly securing repayment of this Note.

Insolvency. Should the suspension, failure or insolvency, however evidenced, of Borrower or any Guarantor of this Note occur or exist.

Death or Interdiction. Should any guarantor of this Note die or be interdicted.

Readjustment of Indebtedness. Should proceedings for readjustment of indebtedness, reorganization, bankruptcy, composition or extension under any insolvency law be brought by or against Borrower or any guarantor.

Assignment for Benefit of Creditors. Should Borrower or any guarantor file proceedings for a respite or make a general assignment for the benefit of creditors.

Receivership. Should a receiver of all or any part of Borrower’s property, or the property of any guarantor, be applied for or appointed.

Dissolution Proceedings. Proceedings for the dissolution or appointment of a liquidator of Borrower or any guarantor are commenced.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Loan No 000000007000161376	PROMISSORY NOTE	Page 2
(Continued)

Material Adverse Change. Should any material adverse change occur in the financial condition of Borrower or any guarantor of this Note or should any material discrepancy exist between the financial statements submitted by Borrower or any guarantor and the actual financial condition of Borrower or such guarantor.

Insecurity. Lender in good faith believes itself insecure with regard to repayment of this Note.

LENDER’S RIGHTS UPON DEFAULT. Should any one or more default events occur or exist under this Note as provided above. Lender shall have the right, at Lender’s sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest, together with reasonable attorneys’ fees, costs, expenses and other fees and charges as provided herein. Lender shall have the further right, again at Lender’s sole option, to declare formal default and to accelerate the maturity and to insist upon immediate payment in full of each and every other loan, extension of credit, debt, liability and/or obligation of every nature and kind that Borrower may then owe to Lender, whether direct or indirect or by way of assignment, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, secured or unsecured, whether Borrower is obligated alone or with others on a “solidary” or “joint and several” basis, as a principal obligor or otherwise, all without further notice or demand, unless Lender shall otherwise elect.

ATTORNEYS’ FEES; EXPENSES. If Lender refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Lender’s reasonable attorneys’ fees in an amount not exceeding 25.000% of the principal balance due on the loan.

WAIVE JURY. BORROWER AND LENDER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER BORROWER OR LENDER AGAINST THE OTHER.

GOVERNING LAW. With respect to interest (as defined by federal law) this Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Alabama without regard to its conflicts of law’s provisions. In all other respects, this Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Louisiana without regard to its conflicts of law provisions. The loan transaction that is evidenced by this Note has been approved, made, and funded, and all necessary loan documents have been accepted by Lender in the State of Alabama.

DEPOSIT ACCOUNTS. As collateral security for repayment of this Note and all renewals and extensions, as well as to secure any and all other loans, notes, indebtedness and obligations that Borrower may now and in the future owe to Lender or incur in Lender’s favor, whether direct or indirect, absolute or contingent, due or to become due, of any nature and kind whatsoever (with the exception of any indebtedness under a consumer credit card account), and to the extent permitted by law. Borrower is granting Lender a continuing security interest in any and all funds that Borrower may now and in the future have on deposit with Lender or in certificates of deposit or other deposit accounts as to which Borrower is an account holder (with the exception of IRA, pension, and other tax-deferred deposits). Borrower further agrees that, to the extent permitted by law, Lender may at any time apply any funds that Borrower may have on deposit with Lender or in certificates of deposit or other deposit accounts as to which Borrower is an account holder against the unpaid balance of this Note and any and all other present and future indebtedness and obligations that Borrower may then owe to Lender, in principal, interest, fees, costs, expenses, and reasonable attorneys’ fees.

FINANCIAL STATEMENTS. Borrower agrees to provide Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

INTEREST AND FEES. No matter what else may be stated in any other provision of this Note or in any other document Borrower may have with Lender, Borrower does not agree or intend to pay, and Lender does not agree or intend to charge any interest or fee for this loan which would in any way cause Lender to contract for, charge or collect more for the loan than the maximum Lender would be permitted to charge or collect by any applicable federal or state law. Any such excess interest or unauthorized fee will be applied first to reduce the unpaid principal balance of the loan, and when the principal has been paid in full, be refunded to Borrower.

DEFENSE COSTS. In addition to the costs and expenses Borrower has agreed to pay under the “Attorneys’ Fees; Expenses” section of this Note, Borrower will pay all costs and expenses incurred by Lender arising out of or relating to any steps or actions Lender takes to defend any unsuccessful claim, allegation, remedy or counterclaim Borrower may assert against Lender. Such costs and expenses shall include, without limitation, attorneys’ fees and costs.

SUSPICIOUS ACTIVITY. Borrower agrees that Borrower will not act in any manner that may cause Lender to reasonably believe that Borrower has engaged in, or that Borrower intends to engage in, any suspicious activity as described in or contemplated under the Bank Secrecy Act, the USA Patriot Act, or any other similar or related law, whether now or hereafter in effect, or under any regulation issued pursuant to any such law. Further, Borrower agrees that if Borrower’s name (or a derivation thereof) appears on a list of suspects issued to financial institutions by the Office of Foreign Assets Control, the Financial Crimes Enforcement Network, the Federal Reserve Board, or any other governmental entity or agency, then Borrower will be conclusively presumed to have acted in a manner that would cause Lender to reasonably believe that Borrower has engaged in, or that Borrower intends to engage in, such suspicious activity.

ANNUAL REVIEW. Borrower agrees that Borrower will provide Lender with a current financial statement, a new credit application, or both, annually, on forms provided by Lender. Based upon this information Lender will conduct an annual review of Borrower’s Credit Line Account. Borrower also agrees Lender may obtain credit reports on Borrower at any time, at Lenders sole option and expense, for any reason, including but not limited to determining whether there has been an adverse change in Borrowers financial condition. Borrower authorizes Lender to release information about Borrower to third parties as described in Lenders privacy policy and Lenders Fair Credit Reporting Act, notice provided Borrower did not opt out of the applicable policy, or as permitted by law. Based upon a material adverse change in Borrowers financial condition (such as termination of employment or loss of income) Lender may suspend Borrowers Credit Line.

FINANCIAL STATEMENTS. Borrower agrees to provide Lender with such financial statements and other related information at such frequencies and in such details as Lender may reasonably request.

WAIVER OF DEFENSES. Borrower agrees and acknowledges that Borrower does not have any claims, defenses, counterclaims, setoffs, rights of recoupment, or other claims of any nature whatsoever (including but not limited to claims arising from fraud, misrepresentation, breach of contract, breach of commitment, impairment of collateral or waiver) against Lender, and Borrower hereby expressly waives and releases any and all such claims, defenses, counterclaims, setoffs, rights of recoupment, or other claims of any nature whatsoever that it may have against Lender.

ANNUAL FEE. The Borrower agrees to pay an annual non-refundable charge in the amount of S500.00 for establishing and maintaining the Loan. The Lender will assess this charge annually on or about the anniversary date of this note.

AUTO DEBIT PROVISION.

_065403626
Routing Number	(Please call your financial institution if you are unsure)

_4305114233
DDA/RSV Account Number

Borrower authorizes Lender to initiate entries to Borrower’s checking or savings account at the financial institution indicated above for the purpose of making Borrower’s periodic loan payments. Borrower also authorizes the financial institution to withdraw these payments from Borrower’s account. Borrower acknowledges that this authorization may be revoked at any time by providing written notice of revocation to Lender in such time and manner as to afford Lender and the financial institution reasonable opportunity to act upon it.

Borrower understands that, in accordance with the terms of this loan, Borrower’s payment may change from time to time. Lender is authorized to change the amount of the charge to Borrower’s checking or savings account. Borrower understands that Lender will provide prior notice of the new payment amount to Borrower to the extent required under applicable law. If more than one law requires prior notice of a payment change, Borrower agrees that notice provided pursuant to one law shall constitute notice in accordance with all laws.

Loan No 000000007000161376	PROMISSORY NOTE	Page 3
(Continued)

WAIVERS. Borrower and each guarantor of this Note hereby waive demand, presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Lender hereunder shall be on a “solidary” or “joint and several” basis. Borrower and each guarantor further severally agree that discharge or release of any party who is or may be liable to Lender for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Lender, or of releasing any other collateral that is not expressly released by Lender. Borrower and each guarantor additionally agree that Lender’s acceptance of payment other than in accordance with the terms of this Note, or Lender’s subsequent agreement to extend or modify such repayment terms, or Lender’s failure or delay in exercising any rights or remedies granted to Lender, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender’s rights and remedies. Any partial exercise of any rights and/or remedies granted to Lender shall furthermore not be construed as a waiver of any other rights and remedies; it being Borrower’s intent and agreement that Lender’s rights and remedies shall be cumulative in nature. Borrower and each guarantor further agree that, should any default event occur or exist under this Note, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extent that Lender’s specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one default event shall not be construed as a waiver or forbearance as to any other default. Borrower and each guarantor of this Note further agree that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Lender’s for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Borrower in return for the imposition of any late charge. Borrower recognizes that Borrower’s failure to make timely payment of amounts due under this Note will result in damages to Lender, including but not limited to Lender’s loss of the use of amounts due, and Borrower agrees that any late charges imposed by Lender hereunder will represent reasonable compensation to Lender for such damages. Failure to pay in full any installment or payment timely when due under this Note, whether or not a late charge is assessed, will remain and shall constitute an Event of Default hereunder.

SUCCESSORS AND ASSIGNS LIABLE. Borrower’s and each guarantor’s obligations and agreements under this Note shall be binding upon Borrower’s and each guarantor’s respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Lender under this Note shall inure to the benefit of Lender’s successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings in this Note are for convenience purposes only and are not to be used to interpret or define the provisions of this Note.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

PRIOR NOTE. This note is made and executed for the purpose of continuing, modifying and amending the terms of that certain promissory note in the principal amount of $__$100,000.00__, dated __11-15-2011__, executed by the Borrower and payable to the Bank or its predecessor or assignor. This note shall constitute a true modification or amendment of the terms of the original note which shall continue in full force and effect except as specifically modified herein. This note shall not constitute a novation, payment in full or satisfaction of the original note, nor shall this note in any other way supersede the original note or any of the Loan Documents. This note shall continue to be secured by any and all collateral securing the original note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s successors, heirs, legatees, devisees, administrators, executors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

APPLICABLE LENDING LAW. Except for matters related to interest (as defined by federal law), and to the extent not preempted by federal law, this business or commercial loan is being made under the terms and provisions of La. R.S. 9:3509, et seq.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.

BORROWER:

ONCBIOMUNE, L.L.C

By:	/s/ ROBERT L ELLIOTT JR	By	/s/ JONATHAN F HEAD
	ROBERT L ELLIOTT JR, Member of ONCBIOMUNE, L.L.C		JONATHAN F HEAD, Member of ONCBIOMUNE, L.L.C